Exhibit 10.2

FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Agreement”) is made and entered into as of this 20th day of November, 2013 (the “Effective Date”), by and among Roka Bioscience, Inc., a Delaware corporation (the “Company”), those holders of the Company’s Common Stock listed on Exhibit A hereto (referred to hereinafter as the “Common Holders” and each individually as a “Common Holder”), the persons and entities listed on Exhibit B hereto (referred to hereinafter as the “Investors” and each individually as an “Investor”, and together with the Common Holders, the “Stockholders”) and each other person or entity who shall, subsequent to the date hereof, join in and become a party to this Agreement by executing and delivering to the Company an instrument of accession substantially in the form of Exhibit C attached hereto (an “Instrument of Accession”).

RECITALS

WHEREAS, certain of the Investors purchased shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Stock”), pursuant to that certain Series B Preferred Stock Purchase Agreement, dated as of September 10, 2009;

WHEREAS, in connection with the issuance of the Series B Stock, the Company, the Common Holders and certain of the Investors entered into a Right of First Refusal and Co-Sale Agreement, dated as of September 10, 2009;

WHEREAS, certain of the Investors and the Company entered into that certain Series C Preferred Stock Purchase Agreement, dated as of April 29, 2011, to purchase shares of the Company’s Series C Preferred Stock, $0.001 par value per share (“Series C Stock”);

WHEREAS, in connection with the issuance of the Series C Stock, the Company, the Common Holders and certain of the Investors entered into an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 29, 2011;

WHEREAS, certain of the Investors and the Company entered into that certain Series D Preferred Stock Purchase Agreement, dated as of December 19, 2011, to purchase shares of the Company’s Series D Preferred Stock, $0.001 par value per share (the “Series D Stock”); and

WHEREAS, in connection with the issuance of the Series D Stock, the Company, the Common Holders and certain of the Investors entered into a Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of December 19, 2011;

WHEREAS, certain of the Investors and the Company entered into that certain Series E Preferred Stock and Warrant Purchase Agreement, dated as of the date hereof (the “Initial Series E Purchase Agreement”), to purchase shares of the Company’s Series E Preferred Stock, $0.001 par value per share (the “Series E Stock”); and

WHEREAS, in connection with the issuance of the Series E Stock pursuant to the Initial Series E Purchase Agreement, the Company, the Common Holders and certain of the Investors (the “Existing Holders”) entered into a Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of June 13, 2013 (the “Existing Right of First Refusal and Co-Sale Agreement”);

WHEREAS, certain of the Investors and the Company entered into that certain Series E Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series E Purchase Agreement”), to purchase shares of the Company’s Series E Stock;

WHEREAS, the Company, the Investors and the Common Holders desire to amend and restate the Existing Right of First Refusal and Co-Sale Agreement in its entirety in accordance with Section 6.4 thereof;

WHEREAS, the Existing Holders executing this Agreement are the holders of a sufficient number of shares of capital stock of the Company to amend and restate the Existing Right of First Refusal and Co-Sale Agreement in its entirety in accordance with Section 6.4 thereof.

WHEREAS, the obligations in the Series E Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in order to induce the Company, the Investors and the Common Holders to approve the issuance of the Series E Stock and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Investors, the Common Holders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Common Holders with respect to the transfer of Common Stock issuable or issued to them and certain other matters as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Series E Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Existing Holders hereby agree that the Existing Right of First Refusal and Co-Sale Agreement shall be amended and restated in its entirety by this Agreement, each of the Investors party to the Series E Purchase Agreement hereby agrees to be bound by this Agreement, and each the parties hereto further agrees as follows:

AGREEMENT

1.	GENERAL.

1.1 Definitions. Unless otherwise defined herein, as used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliate(s)” means any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity.

(b) “Common Stock” means, collectively, the Series A Common Stock, $0.001 par value per share, of the Company, and the Series B Common Stock, $0.001 par value per share, of the Company.

(c) “Preferred Stock” means, collectively, the Series B Stock, the Series C Stock, Series D Stock and the Series E Stock.

(d) “Shares” means the Common Stock and Preferred Stock held by the Common Holders and the Investors and their permitted assigns.

(e) “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly.

1.2 Other Defined Terms. Each of the following terms shall have the meanings ascribed to such terms in the section set forth opposite such term:

Section(s)

“Agreement”	Preamble

“Common Holders”	Preamble

“Company”	Preamble

“Co-Sale Notice”	2.3(a)

“Co-Sale Participant”	2.3(c)

“Effective Date”	Preamble

“Existing Holders”	Recitals

“Existing Right of First Refusal and Co-Sale Agreement”	Recitals

“Initial Series E Purchase Agreement”	Recitals

“Instrument of Accession”	Preamble

“Investor(s)”	Preamble

“Investor Notice”	2.2(a)

“Investor Shares”	2.3(a)

“Notice”	2.1

“Overallotment Notice”	2.2(c)

“Participating Investors”	2.2(a)

“Participating Investors Overallotment Notice”	2.2(c)

“Prohibited Transaction”	4.1

“Prohibited Transfer”	4.2(a)

“Selling Stockholder”	2.1

“Selling Stockholder Shares”	2.1

“Series B Stock”	Recitals

“Series C Stock”	Recitals

“Series D Stock”	Recitals

“Series E Stock”	Recitals

“Series E Purchase Agreement”	Recitals

“Stockholders”	Preamble

“Transferee-Selling Stockholder”	2.4(a)

2.	RIGHT OF FIRST REFUSAL AND CO-SALE.

2.1 Notice of Transfer. If any Common Holder or Investor proposes to Transfer any of its or his Shares (each a “Selling Stockholder”), then such Selling Stockholder shall promptly give written notice (the “Notice”) simultaneously to the Company and to each of the Investors at least 45 days prior to the closing of such Transfer; provided, however, that, notwithstanding such 45-day period, no such Transfer shall be effected until the terms of this Section 2 have been fully complied with. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Shares to be Transferred (the “Selling Stockholder Shares”), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective transferee. In the event that the Transfer is being made pursuant to the provisions of Section 2.4, the Notice shall state under which clause of Section 2.4 the Transfer is being made.

2.2 Investor Right of First Refusal.

(a) Each Investor shall have the right, exercisable upon written notice to the Selling Stockholder (the “Investor Notice”) within ten days after the receipt of the Notice, to purchase its pro rata share of the Selling Stockholder Shares subject to the Notice and on the same terms and conditions as set forth therein. Except as set forth in Section 2.2(c), the Investors who so exercise their rights (the “Participating Investors”) shall effect the purchase of the Selling Stockholder Shares, including payment of the purchase price, not more than ten business days after delivery of the Investor Notice, and at such time the Selling Stockholder shall deliver to the Participating Investors the certificate(s) representing the Selling Stockholder Shares to be purchased by the Participating Investors, each certificate to be properly endorsed for Transfer.

(b) For the purposes of this section, each Investor’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Selling Stockholder Shares covered by the Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Investor at the time of the Notice, and the denominator of which is the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by all Investors at the time of the Notice.

(c) In the event that not all of the Investors elect to purchase their pro rata share of the Selling Stockholder Shares available pursuant to their rights under Section 2.2(a) within the time period set forth therein, then the Selling Stockholder shall promptly give written notice to each of the Participating Investors (the “Overallotment Notice”), which shall set forth the number of shares of Selling Stockholder Shares not purchased by the other Investors, and shall offer such Participating Investors the right to acquire such unsubscribed shares. Each Participating Investor shall have five days after receipt of the Overallotment Notice to deliver a written notice to the Selling Stockholder (the “Participating Investors Overallotment Notice”) indicating the number of unsubscribed shares that such Participating Investor desires to purchase, and each such Participating Investor shall be entitled to purchase such number of unsubscribed shares on the same terms and conditions as set forth in the Notice. In the event that the Participating Investors desire, in the aggregate, to purchase in excess of the total number of available unsubscribed shares, then the number of unsubscribed shares that each Participating Investor may purchase shall be reduced on a pro rata basis. For purposes of this Section 2.2(c) the denominator described in clause (ii) of subsection 2.2(b) above shall be the total number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by the Participating Investors at the time of the Notice. The Participating Investors shall then effect the purchase of the Selling Stockholder Shares, including payment of the purchase price, not more than five days after delivery of the Participating Investors Overallotment Notice, and at such time, the Selling Stockholder shall deliver to the Participating Investors the certificates representing the Selling Stockholder Shares to be purchased by the Participating Investors, each certificate to be properly endorsed for Transfer.

2.3 Right of Co-Sale.

(a) In the event the Investors fail to exercise their respective rights to purchase all of the Selling Stockholder Shares subject to Section 2.2 hereof, following the exercise or expiration of the rights of purchase set forth in Section 2.2, then the Selling Stockholder shall deliver to the Company and each Investor written notice (the “Co-Sale Notice”) that each Investor shall have the right, exercisable upon written notice to such Selling Stockholder with a copy to the Company within 15 days after receipt of the Co-Sale Notice, to participate in such Transfer of Selling Stockholder Shares on the same terms and conditions. Such notice shall indicate the number of Shares up to that number of shares determined under Section 2.3(b) such investor wishes to sell under his or its right to participate (the “Investor Shares”). To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Selling Stockholder Shares that such Selling Stockholder may sell in the transaction shall be correspondingly reduced.

(b) Each Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (x) the aggregate number of shares of Selling Stockholder Shares covered by the Co-Sale Notice and not purchased by Investors pursuant to Section 2.2 by (y) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by such Investor at the time of the Co-Sale Notice and the denominator of which is the total number of Shares held by such Selling Stockholder (excluding shares purchased by the Investors pursuant to Section 2.2) plus the number of shares of Common Stock issued or issuable upon the conversion or exercise of Preferred Stock or other rights to acquire shares of Common Stock held by all Investors at the time of the Co-Sale Notice.

(c) Each Investor who elects to participate in the Transfer pursuant to this Section 2.3 (a “Co-Sale Participant”) shall effect its participation in the Transfer by promptly delivering to such Selling Stockholder for Transfer to the prospective transferee one or more certificates, properly endorsed for Transfer, which represent:

(i) the number of shares of Common Stock which such Co-Sale Participant elects to sell; or

(ii) the type and number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Stock in lieu of Common Stock, such Co-Sale Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.3(c)(i) above. The Company agrees to make any such conversion concurrent with and contingent upon the actual Transfer of such shares to the transferee.

(d) The stock certificate or certificates that the Co-Sale Participant delivers to such Selling Stockholder pursuant to Section 2.3(c) shall be Transferred to the prospective purchaser in consummation of the sale of the Common Stock or Preferred Stock, as the case may be, pursuant to the terms and conditions specified in the Co-Sale Notice, and the Selling Stockholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Selling Stockholder shall not sell to such prospective purchaser or purchasers any Selling Stockholder Shares unless and until, simultaneously with such sale, such Selling Stockholder shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice. Any purchasers of the Common Stock or Preferred Stock shall enter into an Instrument of Accession, agreeing to be bound by and comply with all provisions of this Agreement, as if it were a Common Holder or a holder of Preferred Stock, as the case may be, hereunder.

(e) The exercise or non-exercise of the rights of any Investor hereunder to participate in one or more Transfers of Selling Stockholder Shares made by any Selling Stockholder shall not adversely affect its right to participate in subsequent Transfers of Selling Stockholder Shares subject to this Section 2.

(f) To the extent that the Investors do not elect to participate in the sale of the Selling Stockholder Shares subject to the Co-Sale Notice, such Selling Stockholder may, not later than 60 days following delivery to the Company of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Selling Stockholder Shares covered by the Co-Sale Notice within 30 days of such agreement on terms and conditions not materially more favorable to the Selling Stockholder than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Selling Stockholder Shares by a Selling Stockholder, shall again be subject to the first refusal and co-sale rights of the Investors and shall require compliance by a Selling Stockholder with the procedures described in this Section 2.

2.4 Exempt Transfers.

(a) Notwithstanding the foregoing, the first refusal and co-sale rights of the Investors set forth in Section 2 above shall not apply to (i) any Transfer without consideration to the Selling Stockholder’s ancestors, descendants or spouse or to trusts for the benefit of such persons or the Selling Stockholder, (ii) any pledge of Selling Stockholder Shares made pursuant to a bona fide loan transaction that creates a mere security interest, (iii) any bona fide gift, (iv) any Transfer to an Affiliate of such Selling Stockholder, or (v) any Transfer by a Selling Stockholder to one or more of its members, stockholders, limited partners or general partners; provided that in the event of any Transfer made pursuant to one of the exemptions provided by clauses (i), (ii), (iii), (iv) and (v), (A) the Selling Stockholder shall inform the Investors of such Transfer prior to effecting it and (B) the transferee shall enter into an Instrument of Accession, agreeing to be bound by and comply with all provisions of this Agreement, as if it were an original Selling Stockholder hereunder. Such Transferred Selling Stockholder Shares shall remain “Selling Stockholder Shares” hereunder, and such transferee shall be treated as a “Selling Stockholder” for purposes of this Agreement, except that such transferee may not Transfer shares pursuant to Section 2.4(a)(i) hereof.

(b) Notwithstanding Section 2.4(a), the provisions of this Section 2 shall not apply to the sale of any Shares to the public pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

(c) This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from the Selling Stockholder pursuant to a stock restriction agreement or other agreement between the Company and the Selling Stockholder.

3.	TERMINATION.

3.1 Events of Termination. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety: (a) the date of the closing of a Qualified IPO (as defined in the

Company’s Sixth Amended and Restated Certificate of Incorporation); or (b) the date of the closing of a Liquidation Event (as defined in the Company’s Sixth Amended and Restated Certificate of Incorporation). In addition, first refusal and co-sale rights set forth in Section 2 shall terminate as to any Investor as of the date such Investor no longer holds any shares of Preferred Stock.

4.	PROHIBITED TRANSFERS.

4.1 Call Option. In the event of a prohibited transfer in violation of Section 2.2 hereof (a “Prohibited Transaction”), the Investors shall have the option to purchase from the transferee of the Shares transferred in violation of Section 2.2, the number of shares that the Investors would have been entitled to purchase had such Prohibited Transaction been effected in accordance with Section 2.2 hereof, on the following terms and conditions:

(a) the price per share at which the shares are to be purchased by the Investors shall be equal to the price per share paid to such Stockholder by the third party purchaser or purchasers of such Shares that are subject to the Prohibited Transaction; and

(b) the Stockholder effecting such Prohibited Transaction shall reimburse the Investors for any expenses, including legal fees and expenses, incurred in effecting such purchase.

4.2 Put Option.

(a) In the event that a Stockholder should sell any Shares in contravention of the co-sale rights of each Investor under Section 2.3 of this Agreement (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Stockholder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Stockholder the type and number of shares of capital stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Stockholder shall be equal to the price per share paid by the purchaser to such Stockholder in such Prohibited Transfer. The Stockholder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of the Investor’s rights under Section 2.3.

(ii) Within ninety days after the date on which an Investor received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Stockholder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

(iii) Such Stockholder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor pursuant to this Section 4.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4.2(b)(i), in cash or by other means acceptable to the Investor.

5.	LEGEND.

5.1 Each certificate representing Shares now or hereafter owned by a Stockholder or issued to any person in connection with a Transfer pursuant to Section 2.4 hereof shall be endorsed with substantially the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

5.2 The Stockholders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.1 above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed at the request of any Stockholder following termination of this Agreement.

6.	MISCELLANEOUS.

6.1 Further Action. If and whenever any of its Shares are Transferred, the Stockholder Transferring such shares, or the personal representative of such Stockholder, shall do all things and execute and deliver all documents and make all Transfers, and cause any transferee of such Shares to do all things and execute and deliver all documents, as may be reasonably necessary to consummate such sale in a manner and pursuant to terms that are consistent with this Agreement.

6.2 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

6.3 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to principles of conflict of laws. The parties agree that any action brought by either party under or in relation to this

Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the State of New Jersey.

6.4 Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company (with the approval of the Board) and (b) the holders of at least 51% of the votes attributable to the then outstanding shares of Series E Stock, Series D Stock, Series C Stock and Series B Stock, voting together as a single class. Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto and any assignee of any such party.

6.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties and the business agreement represented by such invalidated term, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives, and each permitted transferee of Shares who shall be assigned rights under this Agreement in accordance with the requirements of this Agreement.

6.7 Additional Shares. In the event that subsequent to the Effective Date any shares or other securities are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement. Facsimile copies hereof may be executed as counterpart originals.

6.9 No Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

6.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if received during normal business hours of the recipient; if not, then on the next business day (c) five days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by 10 days advance written notice to the other parties hereto.

6.11 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings with respect thereto, including, without limitation, the Existing Right of First Refusal and Co-Sale Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first above written.

COMPANY:

ROKA BIOSCIENCE, INC.

By:	/s/ Paul Thomas
	Name:	Paul Thomas
	Title:	President and CEO

Address:	20 Independence Boulevard
4th Floor
Warren, New Jersey 07059
Fax:
Email:

[Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

COMMON HOLDERS:

/s/ Paul Thomas
Paul Thomas

/s/ Steven Sobieski
Steven Sobieski

[Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

INVESTORS:

ORBIMED PRIVATE INVESTMENTS III, LP

BY: ORBIMED CAPITAL GP III, LLC
ITS GENERAL PARTNER

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

ORBIMED ASSOCIATES III, LP

BY: ORBIMED ADVISORS, LLC
ITS GENERAL PARTNER

By:	/s/ Jonathan Silverstein
Name:	Jonathan Silverstein
Title:	Member

Address:	601 Lexington Ave. 54th Floor
Address:	New York, NY 10022
Fax:	212-739-6444
Email:

[Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

BY:	NEA PARTNERS 13, LIMITED PARTNERSHIP,
ITS GENERAL PARTNER

BY:	NEA 13 GP, LTD,
ITS GENERAL PARTNER

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Legal Officer

NEA VENTURES 2009, LIMITED PARTNERSHIP

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Vice President

Address:	1754 Greenspring Drive, Suite 600
Address:	Timonium, MD 21093
Fax:
Email:

TPG BIOTECHNOLOGY PARTNERS III, L.P.

BY:	TPG BIOTECHNOLOGY GENPAR III, L.P.,
ITS GENERAL PARTNER

BY:	TPG BIOTECHNOLOGY GENPAR III ADVISORS, LLC
ITS GENERAL PARTNER

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

Address:	345 California St., Suite 3300
Address:	San Francisco, CA 94104
Fax:
Email:

[Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

AISLING CAPITAL III, LP

/s/ Lloyd Appel
Name:	Lloyd Appel
Title:	CFO

Address:	888 Seventh Avenue, 30th Floor
New York, NY 10106
Attn:	Chief Financial Officer
Fax:	212 651 6379

With a required copy to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attn: Todd Finger
Fax: 212 547 5444

[Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

FIDELITY MT. VERNON STREET TRUST:
FIDELITY GROWTH COMPANY FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Ball & Co
C/o Citibank N.A/Custody
IC&D Lock Box
P.O Box 7247-7057
Philadelphia, P.A 19170-7057

FIDELITY ADVISOR SERIES VII:
FIDELITY ADVISOR HEALTH CARE FUND

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	M.Gardiner & Co
C/O JPMorgan Chase Bank, N.A
P.O. Box 35308
Newark, NJ 07101-8006

[Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

FIDELITY SELECT PORTFOLIOS:
MEDICAL EQUIPMENT AND SYSTEMS PORTFOLIO

By:	/s/ Adrien Deberghes
Name:	Adrien Deberghes
Title:	Deputy Treasurer

Address:	Brown Brothers Harriman & Co.
525 Washington Blvd
Jersey City NJ 07310
Attn: Michael Lerman 15th Floor
Corporate Actions

[Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

LEERINK SWANN HOLDINGS, LLC

By:	/s/ Jeffrey A. Leerink
Name:	Jeffrey A. Leerink
Title:	Chief Executive Officer

Address:	1 Federal Street, Boston, MA 02110

Copies to:	Timothy A. G. Gerhold, General Counsel
Leerink Swann LLC
1 Federal Street, Boston MA 02110

LEERINK SWANN CO-INVESTMENT FUND, LLC

By:	/s/ Jeffrey A. Leerink
Name:	Jeffrey A. Leerink
Title:	Manager

Address:	1 Federal Street, Boston, MA 02110

Copies to:	Timothy A. G. Gerhold, General Counsel
Leerink Swann LLC
1 Federal Street, Boston MA 02110

[Signature Page to Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement]

EXHIBIT A

LIST OF COMMON HOLDERS

Holders	Common Stock Held
Paul Thomas	6,250,000

Steven Sobieski	1,283,325

EXHIBIT B

LIST OF INVESTORS

OrbiMed Private Investments III, LP

OrbiMed Associates III, LP

New Enterprise Associates 13, Limited Partnership

NEA Ventures 2009, Limited Partnership

TPG Biotechnology Partners III, L.P.

Gen-Probe Incorporated

Aisling Capital III, LP

Fidelity Mt. Vernon Street Trust: Fidelity Growth Capital Fund

Fidelity Advisor Series VII: Fidelity Advisor Health Care Fund

Fidelity Select Portfolios: Medical Equipment and Systems Portfolio

Leerink Swann Holdings, LLC

Leerink Swann Co-Investment Fund, LLC

EXHIBIT C

INSTRUMENT OF ACCESSION

Reference is made to that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of November     , 2013, a copy of which is attached hereto (as amended and in effect from time to time, the “Right of First Refusal and Co-Sale Agreement”), among ROKA BIOSCIENCE, INC., a Delaware corporation (the “Corporation”), and certain other parties thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Right of First Refusal and Co-Sale Agreement.

The undersigned,                     , in order to become the owner or holder of shares (the “Acquired Shares”) of [Series B Preferred] [Series C Preferred] [Series D Preferred] [Series E Preferred] [Common] Stock hereby agrees that, from and after the date hereof, the undersigned has become [an “Investor”][a “Common Holder”] under the Right of First Refusal and Co-Sale Agreement and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations of [an Investor] [a Common Holder] set forth in the Right of First Refusal and Co-Sale Agreement. This Instrument of Accession shall take effect and shall become a part of the Right of First Refusal and Co-Sale Agreement immediately upon execution.

Executed as of the date set forth below under the domestic substantive laws of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state.

Signature:

Name:

Address:

Date:

Accepted:

[ ]

By:
Name:
Title:
Date: